--------------------------------------------------------------------------------


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                                Fonix Corporation
 ................................................................................
                  (Name of Registrant as Specified in Charter)

 ................................................................................
     (Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:
                 ...............................................................
         2)      Aggregate number of securities to which transaction applies:
                 ...............................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)      Proposed maximum aggregate value of transaction:
                 ...............................................................
         5)      Total fee paid:
                 ...............................................................

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

         1)       Amount Previously Paid:.......................................
         2)       Form, Schedule or Registration Statement No...................
         3)       Filing Party:.................................................
         4)       Date Filed:...................................................
--------------------------------------------------------------------------------

                                Fonix Corporation
                              1225 Eagle Gate Tower
                           60 East South Temple Street
                           Salt Lake City, Utah 84111


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 28, 2000


To the Shareholders:


         Notice is hereby given that the Annual Meeting of the Shareholders of Fonix Corporation (the "Company") will be held at the San Jose Hilton Hotel and Tower, 300 Almaden Boulevard, San Jose, California, 95110, on Thursday, September 28, 2000, at 10:00 a.m., P.D.T., for the following purposes, which are discussed in the following pages and which are made part of this Notice:

         1. To elect five directors, each to serve until the next annual meeting of shareholders and until his or her successor is elected and shall qualify;

         2. To approve the Board of Directors' selection of Arthur Andersen LLP as the Company's independent public accountant for the fiscal year ending December 31, 2000; and

         3. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on Monday, August 21 , 2000, as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 1225 Eagle Gate Tower, 60 East South Temple Street, Salt Lake City, Utah 84111, during the ten business days prior to the meeting.


         You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

                                      By Order of the Board of Directors,



                                      Thomas A. Murdock, Chief Executive Officer


Salt Lake City, Utah
August 24, 2000

                                Fonix Corporation
                              1225 Eagle Gate Tower
                           60 East South Temple Street
                           Salt Lake City, Utah 84111
                                 (801) 328-8700

              -----------------------------------------------------


                                 PROXY STATEMENT

              -----------------------------------------------------


                         ANNUAL MEETING OF SHAREHOLDERS

The enclosed  proxy is solicited by the Board of Directors of Fonix  Corporation
("Fonix" or the "Company") for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the San Jose Hilton Hotel and Tower, 300 Almaden Boulevard, San Jose, California 95110, on Thursday, September 28, 2000, at 10:00 a.m., P.D.T., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If a signed proxy is returned but no specific instructions are given, the shares will be voted (i) FOR the nominees for directors set forth herein, and (ii) FOR approval of Arthur Andersen LLP as the Company's independent public accountant for the fiscal year ending December 31, 2000. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Class A common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (the Company anticipates that the inspectors will be employees, attorneys or agents of the Company).

The close of business on Monday, August 21 , 2000, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 166,857,333 shares of the Company's Class A common stock outstanding and entitled to vote. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about Thursday, August 24, 2000.
              -----------------------------------------------------



                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no less than three. Presently the Company's Board of

Directors consists of five members, all of whom are nominees for reelection at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

         The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

               IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

THOMAS A.  MURDOCK,  Chairman  of the  Board and Chief  Executive  Officer.  Mr.
     Murdock, 57, is a co-founder of the Company and has served as an executive officer and member of the Company's Board of Directors since June 1994. Mr. Murdock was elected Chief Executive Officer in February 1999, and became Chairman of the Board of Directors in March 1999. Mr. Murdock also has served as President of Studdert Companies Corp. ("SCC"), an investment, finance, and management firm based in Salt Lake City, Utah, since 1992. Prior to 1999, Mr. Murdock served as Assistant to the Chairman and a director of Synergetics, Inc., a research company located in Utah that provided research and development services in connection with the Company's automatic voice recognition and related technologies. For much of his career, Mr. Murdock has been a commercial banker and a senior corporate executive with significant international emphasis and experience. Mr. Murdock also serves as a director of K.L.S. Enviro Resources, Inc. ("KLSE"), a company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934 ("1934 Act").

ROGERD.  DUDLEY,   Executive  Vice  President,   Chief  Financial  Officer,  and
     Director. Mr. Dudley, 47, is a co- founder of the Company and has served as an executive officer and member of the Company's Board of Directors since June 1994. Mr. Dudley is also executive vice president of SCC, a position he has held since 1993. After several years at IBM in marketing and sales, he began his career in the investment banking and asset management industry. He has extensive experience in real estate asset management and in project development. He also serves as an executive officer of an entity which manages a foreign investment fund, and is a director of KLSE.

JOHN A.  OBERTEUFFER,   Ph.D.,  Vice  President  Technology  and  Director.  Dr.
     Oberteuffer, 59, has been a Director of the Company since March 1997 and Vice President Technology since January 1998. He is the founder and president of Voice Information Associates, Inc. ("VIA"), a consulting group providing strategic technical, market evaluation, product development and corporate information to the automatic speech recognition industry. In addition, VIA publishes the monthly newsletter ASRNews. Dr. Oberteuffer is also executive director of the American Voice Input/Output Society ("AVIOS"). He was formerly vice president, personal computer systems, of Voice Processing Corp. (now merged with Voice Control Systems, Inc.), and was founder and CEO of Iris Graphics, which was acquired by Seitex Corp. Dr. Oberteuffer received his bachelor's and master's degrees from Williams College, and his Ph.D. in Physics from Northwestern University, and was a member of the research staff at Massachusetts Institute of Technology for five years.

WILLIAM A. MAASBERG, Jr. Chief Operating Officer and Director. Mr. Maasberg, 60, has been chief operating officer since March 2000 and a director of the Company since September 1999. From December 1997 through February 1999, Mr. Maasberg was a Vice President and General Manager of the AMS Division of Eyring Corporation ("Eyring"). AMS is Eyring's multi-media electronic work instruction software application. He was also a co-founder and principal in Information Enabling Technologies, Inc. ("IET"), and LIBRA Corporation ("LIBRA"), two companies focusing on software application, and served in several key executive positions with both IET and LIBRA from May 1976 through November 1997. Mr. Maasberg worked for IBM Corporation from July 1965 through May 1976 in various capacities. He received his B.S. degree from Stanford University in Electrical Engineering, and his M.S. degree in Electrical Engineering from the University of Southern California.

MARK S. TANNER,  Director.  Mr. Tanner,  45, became a director of the Company in
     November 1999. Mr. Tanner is currently the chief financial officer and senior vice president of finance and administration for Mrs. Field's Original Cookies, Inc. Mr. Tanner spent nine years at PepsiCo, where he was chief financial officer for Pepsi International's operations in Asia, the Middle East, and Africa. He was vice president of strategic planning for Pepsi North America, as well as chief financial officer for Pepsi North America's Pepsi East Operations. Mr. Tanner also spent ten years with United Technologies Corporation in various capacities, including director of corporate development. Mr. Tanner holds a B.A. degree in economics from Stanford University and an M.B.A. from the University of California at Los Angeles.

     Messrs. Murdock, Dudley, Oberteuffer, Maasberg and Tanner are nominees for election to the Company's Board of Directors.


                      SIGNIFICANT EMPLOYEES AND CONSULTANTS

In addition to the officers and directors identified above, the Company expects the following individuals to make significant contributions to the Company's business:.

PAUL S. CLAYSON, 43, is Vice President of Strategic Business Development and has been employed by the Company since June 1998. Mr. Clayson's career experience has focused on strategically assessing markets, products and services, opening and establishing those markets and building organizations and management structures to support their growth. His work has spanned multiple products, services and markets. He also served as a senior officer and partner in a private asset management business in charge of general management, marketing, sales, planning and product development functions. His work included the creation of mutual funds, private asset funds for publicly traded securities, and private investment portfolios. He also served as a senior corporate officer for the Red Chip Review, which publishes research on small cap publicly traded companies. He received his education from the University of Utah and the University of Michigan.

DALE LYNN SHEPHERD, 40, is vice president of engineering and has been employed by the Company since 1997. He was employed by Synergetics from 1992 to March, 1997. Before his employment with Synergetics, he was employed with Mentor Graphics, Inc., where he acted as a software systems architect in automatic semiconductor design. Before Mentor Graphics, Inc., Mr. Shepherd worked on a contract basis with Signetics, Inc. Mr. Shepherd graduated from Brigham Young University with a Bachelor of Science Degree in Electrical Engineering. He also received a Masters of Business Administration from Brigham Young University.

R. BRIAN MONCUR, 40, is director of core technologies implementation and has been with the Company since 1997. He was previously employed by Synergetics from 1992 to March, 1997. Before his employment with Synergetics, he was employed by Signetics, Inc. and Mentor Graphics, Inc., where he was a senior process engineer and software development engineer. Mr. Moncur graduated from Brigham Young University with a Bachelor of Science degree in chemical engineering.

JAMES MARK HAMILTON, 40, is director of engineering and has been employed by the
     Company since 1997. Previously, he was employed by Synergetics from 1996 to March, 1997. He has been a project leader in developing the Company's System Developer's Kit ("SDK") System and has worked on the Company's portable voice project. Before his employment with Synergetics, he was employed by Intelligent Technologies, Inc., where he helped form the company and designed and developed the educational software product called IntelliBots for Macintosh and Windows. Mr. Hamilton graduated from Brigham Young University with a Bachelor of Science in Electrical Engineering.

DOUG JENSEN, 39, is director of embedded product development and has been with the Company since 1997. Previously, he was employed by Novell, Inc. as strategic engineer between Novell and Intel Corporation. He also worked for North American Phillips. Mr. Jensen graduated from Brigham Young University with a Bachelor of Science Degree in Electrical Engineering.

CARL HAL HANSEN, 50, is an independent consultant and is co-inventor of the Company's automated speech recognition technologies. He is chairman and CEO of Synergetics, Inc., IMC2, and Adiva Corporation. For approximately 14 years, he was employed by Signetics, Inc. in various capacities, including test equipment engineer, characterization engineer, product engineer, and electronic specialist. He was involved in the design, fabrication and release of layout design for PC boards and interfaces. In 1991, Mr. Hansen founded Synergetics, Inc., where he continues to have direct leadership with respect to new product development and engineering. IMC2 currently provides consulting in research and development to the Company in the area of ASR. Mr. Hansen holds a degree in electronics from the Utah Trade Technical Institute of Provo, Utah.

TONY R. MARTINEZ, Ph.D., 42, is a senior consulting scientist for the Company's neural network development. He is an associate professor of Computer Science at Brigham Young University and currently heads up the Neural Network and Machine Learning Laboratory in the Brigham Young University Ph.D./MS program. His principal research is in neural networks, machine learning, ASOCS, connectionist systems, massively parallel algorithms and architectures, and non-von Neuman computing methods. He is associate editor of the Journal of Artificial Neural Networks. Dr. Martinez received his Ph.D. in computer science from the University of California at Los Angeles in 1986.

KENNETH P. HITE, 34, is a consultant for the Company. He is developing the pen-voice user interface for the Windows 98 platform which involves integrating Fonix's HWR and ASR technologies for use in pen tablet computers. He has 14 years programming experience and has worked on a contract assignment for Modis Inc. He attended Northeastern University and has taken courses in management information systems.

None of the executive officers or directors of the Company is related to any other officer or director of the Company.

        BOARD OF DIRECTORS MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

         The Company's board of directors took action at six duly noticed meetings of the Board during 1999. Each director attended (in person or telephonically) at least 75% of the meetings of the Company's board of directors. During 1999, the Company's board of directors had the following committees: Audit Committee, comprised of Messrs. Dudley, Maasberg (as of September 3, 1999) and Tanner (as of November 9, 1999); and Compensation Committee, comprised of Messrs. Murdock, Maasberg (as of September 3, 1999) and Tanner (as of November 9, 1999). These standing committees conducted meetings in conjunction with meetings of the full board of directors The Company has no standing nominating committee.

         Prior to April 1996, the Company's directors received no compensation for their service. The Company historically has reimbursed its directors for actual expenses incurred in traveling to and participating in directors' meetings, and the Company intends to continue that policy for the foreseeable future. On April 30, 1996, the

Company's board of directors adopted, and the Company's shareholders subsequently approved, the Company's 1996 Directors' Stock Option Plan (the "Directors Plan"). Under the Directors Plan, members of the Board as constituted on the date of adoption received options to purchase 200,000 shares of the Company's common stock for each year (or any portion thereof consisting of at least six months) during which such persons had served on the board for each of fiscal years 1994 and 1995 and were granted 200,000 shares for each of fiscal years 1996 through 1999, which options vest after completion of at least six months' service on the Board during those fiscal years. These options have terms of 10 years and terminate six months after the resignation of an optionee. Similar grants have been made to the Company's directors under the Company's 1998 Stock Option Plan. Thus, under the Directors Plan and the 1998 Stock Option Plan, during 1999, the Company granted stock options to members of the Board as follows:


                 Stock Options Granted to Directors During 1999

                             Shares         Date          Exercise          Shares Vested
Name(1)                      Granted        Granted       Price Per Share   at December 31, 1999
----                         -------        -------       ---------------   --------------------

William A. Maasberg, Jr.     200,000        09/03/99         $0.406             200,000
Mark S. Tanner               200,000        11/09/99         $0.406             200,000


                Compliance With Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms furnished to the Company during the fiscal year ended December 31, 1998, the Company is aware of the following untimely filings:

         Thomas A. Murdock, Roger D. Dudley and Stephen M. Studdert (the "Guarantors") are in the process of preparing and filing Forms 5 for 1999. The transactions to be reported include the sales by holders of shares pledged by the Guarantors, as described below, about which the Guarantors were not aware until after the Form 4 reporting deadline for such transactions had expired.

         The Guarantors pledged shares of Fonix Class A common stock to guarantee payment by the Company of certain expenses. Such pledged shares were sold in the second quarter of 1999. The sales by the pledgee will be reported on the Forms 5 to be filed by the Guarantors.

         The Guarantors also pledged shares in connection with the Company's offering of its Series C 5% Convertible Debentures. Such pledged shares were sold during the second and third quarters of 1999. The sales by the pledgees will be reported on Forms 5 to be filed by the Guarantors.

         All sales of such pledged shares were conducted by third party pledgees beyond the control of the Guarantors. As of the date of this proxy, the Guarantors have not received a complete accounting of such sales.

                             EXECUTIVE COMPENSATION

             Compensation Committee Report on Executive Compensation

         This Executive Compensation Report discusses the Company's executive compensation policies and the basis for the compensation paid to the Named Executive Officers, including the person serving as its chief executive officer during the year ended December 31, 1999.

Compensation   Policy.   The  Committee's   policy  with  respect  to  executive
compensation has been designed to:

                    o Adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry;

                    o    Reward  executive   officers  for  the  achievement  of
                         short-term operating goals and for the enhancement of the long-term value of the Company; and

                    o Align the interests of the executive officers with those of the Company's shareholders with respect to short-term operating goals and long-term increases in the price of the Company's common stock.

         The components of compensation  paid to executive  officers consist of:
(a) base salary, (b) incentive compensation in the form of annual bonus payments and stock options awarded by the Company under the Company's Stock Incentive Plans and (c) certain other benefits provided to the Company's executive officers. The Company's Compensation Committee is responsible for reviewing and approving cash compensation paid by the Company to its executive officers and members of the Company's senior management team, including annual bonuses and stock options awarded under the Company's Stock Incentive Plans, selecting the individuals who will be awarded bonuses and stock options under the Stock Incentive Plans, and for determining the timing, pricing and amount of all stock options granted thereunder, each within the terms of the Company's Stock Incentive Plans.

         The Company's executive compensation program historically has emphasized the use of incentive-based compensation to reward the Company's executive officers and members of senior management for the achievement of goals established by the board of directors. The Company uses stock options to provide an incentive for a substantial number of its officers and employees, including selected members of management, and to reward such officers and employees for achieving goals that have been established for the Company. The Company believes its incentive compensation plan rewards management when the Company and its shareholders have benefitted from achieving the Company's goals and targeted research and development objectives, all of which the Compensation Committee feels will dictate, in large part, the Company's future operating results. The Compensation Committee believes that its policy of compensating officers and employees with incentive-based compensation fairly and adequately compensates those individuals in relation to their responsibilities, capabilities and contribution to the Company, and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company's industry.

         Components of Compensation. The primary components of compensation paid by the Company to its executive officers and senior management personnel, and the relationship of such components of compensation to the Company's performance, are discussed below:

     o Base Salary. The Compensation Committee periodically reviews and approves the base salary paid by the Company to its executive officers and members of the senior management team.

          Adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such performance can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Compensation Committee periodically reviews the base salaries of its senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for the Company's executive officers have historically been reasonable in relation to the Company's size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company's industry.

     o Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of short-term operating goals and long-term increases in shareholder value. The Company's Stock Incentive Plans allow the Board of Directors or the Compensation Committee to grant stock options to executive officers and employees for the purchase of shares of the Company's common stock. Under the terms of the Stock Incentive Plans, the Board of Directors and the Compensation Committee have authority, within the terms of the Stock Incentive Plans, to select the executive officers and employees who will be granted stock options and to determine the timing, pricing and number of stock options to be awarded. The Compensation Committee believes that the stock options granted under the Stock Incentive Plans reward executive officers only to the extent that shareholders have benefitted from increases in the value of the Company's common stock.

     o Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company's industry.

         Compensation of the Chief Executive Officer. As described elsewhere in this proxy statement, the Company has entered into an executive employment agreement with Mr. Murdock. The material terms of this executive employment agreement are described above. The Compensation Committee believes that the monthly compensation under such contract adequately and fairly compensates this executive officer in relation to his respective responsibilities, capabilities, contributions and dedication to the Company and secures for the Company the benefit of his leadership, management and financial skills and capabilities. Moreover, the Compensation Committee believes that the salary and other benefits are reasonable in relation to the responsibilities, capabilities, contributions and dedication of Mr. Murdock to the Company and are warranted to keep them in line with the compensation earned by chief executive officers employed by companies of comparable size or within the Company's industry.

         Conclusion. The Compensation Committee believes that the concepts discussed above further the shareholders' interests because a significant part of executive compensation is based upon the Company achieving its marketing, sales and product development goals and other specific goals set by the board of directors. At the same time, the Compensation Committee believes that the program encourages responsible management of the Company in the short-term. The Compensation Committee regularly considers plan design so that the total program is as effective as possible in furthering shareholder interests.

         The Compensation Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

                                            Respectfully submitted,

                                            Compensation Committee:

                                            Thomas A. Murdock
                                            William A. Maasberg, Jr.
                                            Mark S. Tanner


The following table sets forth information concerning the compensation paid to all persons serving as the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than its Chief Executive Officer who were serving as executive officers at December 31, 1999, and whose annual compensation exceeded $100,000 during such year (collectively the "Named Executive Officers"):

                           Summary Compensation Table

                                            Annual Compensation                Long-Term Compensation

                                                                                                          Securities
                                                      Other                                               Underlying
                                                     Annual                                               Options/
Name and Principal Position         Year               Salary                       Bonus                 SARs(2)

Thomas A. Murdock (1)               1997             $305,385                       --                    400,000/0
CEO (6/94 to 4/96 and               1998             $425,000                       --                    550,000/0
1/26/99 - present) and              1999             $316,574                       --                          0/0
President

Roger D. Dudley (1)                 1997             $305,385                       --                    400,000/0
Executive Vice President, Chief     1998             $425,000                       --                    550,000/0
Financial Officer
(Effective 3/21/00)                 1999             $317,764                       --                          0/0

Douglas L. Rex                      1998             $157,685                       --                    200,000/0
Chief Financial officer             1999             $166,322                       --                          0/0
(Through 3/21/00)

John A. Oberteuffer                 1998             $203,941                       --                    580,000/0
Vice President Technology           1999             $199,238                       --                          0/0





     (1) The Company has executive employment agreements with Messrs. Murdock and Dudley. The material terms of each executive employment agreement with Messrs. Murdock and Dudley are identical. The original term of each employment agreement was from November 1, 1996 through December 31, 2001, but was amended, effective January 31, 2000, to continue until December 31, 2005. Annual base compensation for each executive under the amended agreement is $309,400, subject to subsequent adjustments as approved by the board of directors in future years. The amended agreement provides for consideration of Incentive Bonuses, as deemed appropriate by the Compensation Committee of the Company and grants each executive options to purchase 1,400,000 shares of the Company's Class A common stock at exercise price of $1.05 as compensation to induce the executives to extend the amended contract term.

          Each such executive officer also is entitled to customary insurance benefits, office and support staff and the use of an automobile. In addition, if any executive is terminated without cause during the contract term then all salary then and thereafter due and owing under the executive employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind.

          Each executive employment agreement contains non-disclosure, confidentiality, non-solicitation and non-competition clauses. Under the terms of the non-competition clause, each executive has agreed that for a period of one year after the termination of his employment with the Company, the executive will not engage in any capacity in a business which competes with or may compete with the Company.

     (2) All options granted in 1999 and 1998 were granted pursuant to the Company's 1998 Stock Option Plan. All options granted in 1997 were granted pursuant to the Company's 1997 Stock Option Plan.


         No options were granted to or exercised by the Named Executive Officers during the fiscal year and no options held by them were in the money as of December 31, 1999.

                              EMPLOYMENT CONTRACTS

     The Company presently has executive employment agreements with each of Messrs. Murdock and Dudley. The material terms of each executive employment agreement with Messrs. Murdock and Dudley are identical. The original term of each employment agreement was from November 1, 1996 through December 31, 2001, but was amended, effective January 31, 2000, to continue until December 31, 2005. Annual base compensation under the amended agreement is $309,400, subject to subsequent adjustments as approved by the board of directors in future years. The amended agreement provides for consideration of Incentive Bonuses, as deemed appropriate by the Compensation Committee of the Company and grants each executive options to purchase 1,400,000 shares of the Company's Class A common stock at exercise price of $1.05 as compensation to induce the executives to extend the amended contract term. Messrs. Murdock and Dudley also are entitled to customary insurance benefits, office and support staff and the use of an automobile. In addition, if either of Messrs. Murdock or Dudley is terminated without cause during the contract term then all salary then and thereafter due and owing under the executive employment agreement shall, at the executive's option, be immediately paid in a lump sum payment to the executive officer and all stock options, warrants and other similar rights granted by the Company and then vested or earned shall be immediately granted to the executive officer without restriction or limitation of any kind. Each executive employment agreement contains non-disclosure, confidentiality, non-solicitation and non-competition clauses. Under the terms of the non-competition clause, each executive has agreed that for a period of one year after the termination of his employment with the Company, the executive will not engage in any capacity in a business which competes with or may compete with the Company.

     The Company also has an executive employment contract with Dr. Oberteuffer. The term of the employment contract is from January 26, 1998, through January 31, 2001. Annual base salary is $225,000, with an annual performance review at which time the Company's board of directors may elect to increase Dr. Oberteuffer's annual base salary for the next 12-month period. Dr. Oberteuffer is entitled to participate, during the term of the employment agreement, in all incentive, savings and retirement plans, practices, policies, and programs available to other senior executives of the Company. Dr. Oberteuffer is also entitled to be reimbursed for certain living accommodation, commuting, and relocation expenses. Dr. Oberteuffer's employment agreement contains restrictive clauses relating to confidential and proprietary business information and trade secrets and non-competition and non-solicitation agreements.

                             Stock Performance Graph

The graph below compares the yearly cumulative total returns from the Company's common stock during the five fiscal year period ended December 31, 1999, with the cumulative total return on the NASDAQ Market Index and the Standard Industrial Classification (SIC) Code Index for that same period. The comparison assumes $100 was invested on December 31, 1994, in the Company's common stock and in the common stock of the companies in the referenced Indexes and further assumes reinvestments of dividends.


[GRAPHIC OMITTED]

                                         1994       1995       1996        1997       1998       1999
                                        ------     ------      ------     ------     ------     ------
FONIX CORPORATION                       100.00     236.97      527.61     185.13      79.38      17.77
SIC CODE INDEX                          100.00      91.12       94.57     126.42     119.91     216.68
NASDAQ MARKET INDEX                     100.00     129.71      161.18     197.16     278.08     490.46

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of August 21, 2000, the number of shares of Class A Common Stock of the Company beneficially owned by all persons known to be holders of more than five percent (5%) of the Company's Class A
Common Stock and by the executive officers and directors of the Company individually and as a group. Unless indicated otherwise, the address of the stockholder is the Company's principal executive offices, 60 East South Temple Street, Suite 1225, Salt Lake City, Utah 84111.

                                                         Number of
                                                          Shares
 Name and Address of 5% Beneficial Owners,             Beneficially                 Percent of
     Executive Officers and Directors                      Owned                     Class(1)


Thomas A. Murdock                                      11,920,984(2)                    6.8%
Chairman of the Board and Chief
Executive Officer

Roger D. Dudley,                                        6,248,723(3)                    3.6%
Executive Vice President,
Chief Financial Officer (Effective 3/21/00) ,
Director

John A. Oberteuffer, Ph.D.,                             1,310,000(4)                    *
Vice President, Director
600 West Cummings Park, Suite 4650
Woburn, MA  01801

Douglas L. Rex, Chief Financial Officer(5)                457,900(5)                    *
(Through 3/21/00)
William A. Maasberg Jr., Chief Operating Officer,         200,000(4)                    *
Director

Mark S. Tanner, Director                                  200,000(4)                    *

Officers and Directors as a Group (6 persons)          17,291,997                       9.9%


*        Less than 1 percent.

(1) Percentages rounded to nearest 1/10th of one percent. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of Common Stock listed for each such person in the table.

(2) Includes 8,706,771 shares of Common Stock deposited in a voting trust (the "Voting Trust") as to which Mr. Murdock is the sole trustee. Persons who have deposited their shares of Common Stock into the Voting Trust have dividend and liquidation rights ("Economic Rights") in proportion to the number of shares of Common Stock they have deposited in the Voting Trust, but have no voting rights with respect to such shares. All voting rights associated with the shares deposited into the Voting Trust are exercisable solely and exclusively by the Trustee of the Voting Trust. The Voting Trust expires, unless extended according to its terms, on the earlier of September 30, 2002, or any of the following events: (i) the Trustee terminates it; (ii) the participating shareholders unanimously terminate it; or (iii) the Company is dissolved or liquidated. Although as the sole trustee of the Voting Trust Mr. Murdock exercises the voting rights of all of the shares deposited into the Voting Trust, and accordingly has listed all shares in the table above, he has no economic or pecuniary interest in any of the shares deposited into the Voting Trust except for 2,848,415 shares as to which he directly owns Economic Rights, and 185,793 shares the Economic Rights as to which are owned by Studdert Companies Corp. ("SCC"), a corporation of which Mr. Murdock is a 1/3 equity owner. Also includes 2,813 shares owned directly by Mr. Murdock, 11,400 shares owned by a limited liability company of which Mr. Murdock is a 1/3 equity owner and 3,200,000 shares of Class A common stock underlying stock options owned by Mr. Murdock and exercisable presently or within 60 days of August 21, 2000. This calculation excludes 248,599 shares and options beneficially owned by members of Mr. Murdock's family not residing in the same household, and of which Mr. Murdock disclaims beneficial ownership.

(3) Includes (i) 2,848,417 shares owned by Mr. Dudley and deposited into the Voting Trust, (ii) 185,793 shares owned by SCC as to which Mr. Dudley shares investment power because of his management position with and 1/3 ownership of SCC, which shares are deposited into the Voting Trust; (iii) 2,813 shares owned directly by Mr. Dudley; (iv) 300 shares owned by Mr. Dudley's minor children; (v) 11,400 shares owned by a limited liability company of which Mr. Dudley is a 1/3 equity owner; and (vi) 3,200,000 shares underlying stock options exercisable presently or within 60 days of August 21, 2000. This calculation excludes 17,000 shares and options beneficially owned by members of Mr. Dudley's family not residing in the same household, and of which Mr. Dudley disclaims beneficial ownership. Mr. Dudley became Chief Financial Officer of the Company on March 21, 2000.

(4)      Consisting of options which are presently exercisable.

(5) Includes (i) 2,400 shares owned by Mr. Rex's spouse; (ii) 500 shares owned by an entity owned and controlled by him; and (iii) 455,000 shares underlying presently exercisable stock options. Mr. Rex is no longer an officer of the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Studdert Companies Corp. ("SCC")

         SCC is a Utah corporation that provides investment and management services. The officers, directors and owners of SCC are Stephen M. Studdert, former chairman and CEO of the Company, and Thomas A. Murdock and Roger D. Dudley, each of whom is currently a director and executive officer of the Company, and a director nominee.

         The Company subleases from SCC its corporate headquarters located at 60 East South Temple Street, Salt Lake City, Utah. The sublease is from month to month pursuant to which the Company has agreed to pay the actual monthly rental of $10,368 and all common area charges payable under the lease with SCC's landlord.

Indemnity Agreement Related to Debenture Offering

         In connection with the Company's January and March 1999 offering of its debentures, Stephen M. Studdert, Thomas A. Murdock and Roger D. Dudley entered into stock pledge agreements, whereby each personally guaranteed the performance and obligations of the Company under the Debentures, and pledged 6,000,000 shares of common stock of the Company owned by them as security for their obligations under the guaranty. The Company entered into an Indemnity Agreement under which it agreed that, in the event of a default by the Company under the terms of the debenture offering, if any or all of Messrs. Studdert, Murdock, or Dudley were required to pay money or forfeit any of their pledged shares, the Company would replace shares so forfeited and repay the obligation and liability of each of Messrs. Studdert, Murdock, or Dudley by paying cash in amounts equal to the out-of-pocket expenses of Messrs. Studdert, Murdock, and Dudley. Additionally, the disinterested members of the Company's board of directors agreed that, in consideration of the pledge, the Company would issue to each of Messrs. Studdert, Murdock and Dudley warrants to purchase 666,666 shares of common stock at an exercise price of $1.59 per share. The warrants have a 10- year term. Subsequently, Messrs. Studdert, Murdock and Dudley agreed to indefinitely suspend their rights to receive these warrants.

         However, subsequent to the March 1999 funding, the holders of the debentures notified the Company and the Guarantors that the Guarantors were in default under the terms of the pledge and that the holders intended to exercise their rights to sell some or all of the pledged shares. The holders of the debentures subsequently informed the Company and the Guarantors that the 6,000,000 pledged shares had been sold. Under its indemnity agreement with the Guarantors, the Company issued 6,000,000 replacement shares to the Guarantors for the shares sold by the holders of the debentures and to reimburse the Guarantors for any costs incurred as a result of the holders' sales of the Guarantors' shares. In 1999, the Company estimated and recorded expenses amounting to $1,296,600 pursuant to the indemnity agreement

John A. Oberteuffer

         In February 2000, the Company entered into an agreement to purchase from John A. Oberteuffer, who is an executive officer and director of the Company, all of Dr. Oberteuffer's rights and interests in certain methods and apparatus for integrated voice and pen input for use in computer systems. As payment for Dr. Oberteuffer's technology, the Company granted Dr. Oberteuffer 600,000 warrants to purchase the Company's Class A common stock at an exercise price of $1.00 per share. The warrants expire February 10, 2010. Also, the Company granted Dr. Oberteuffer the right to repurchase the technology from the Company at fair market value if the Company subsequently determines not to commercialize the pen/voice technologies or products.

Loans and Advances to the Company

         During 1999, Messrs. Murdock, Dudley and Studdert advanced funds in the aggregate amount of $317,159 related to sales of the Company's stock owned by them that was pledged as collateral under certain borrowing agreements. The balance was subsequently repaid in full. Also, Mr. Dudley advanced an additional $68,691 to the Company for operating expenses, all of which was subsequently repaid to him. There were no amounts owed to these individuals at December 31, 1999.

Stock Pledges for Payment of Legal Fees

         The Company and Messrs. Murdock and Dudley entered into an agreement with a New York law firm regarding payment of the Company's legal fees owed to that firm. Under the agreement, Mr. Murdock, as trustee, entered into a stock pledge agreement pledging 100,000 shares of the Company's common stock beneficially owned by Messrs. Murdock and Dudley, and Messrs. Murdock and Dudley guaranteed the full payment of the Company's legal fees to the law firm, together with any other indebtedness of the Company to the law firm. At the time Messrs. Murdock and Dudley agreed to guarantee the payment, the Company owed fees in the approximate amount of $142,875 to the law firm. Subsequently, the law firm sold the shares held as collateral to satisfy the outstanding obligation. Messrs. Murdock and Dudley subsequently were reimbursed in cash for the value of the shares.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR

              -----------------------------------------------------

          PROPOSAL NO. 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected the international certified public accounting firm of Arthur Andersen LLP ("Arthur Andersen") as the independent public accountants for the Company for the fiscal year ending December 31, 2000. Arthur Andersen audited the Company's financial statements for the fiscal years ended December 31, 1996, 1997, 1998 and 1999. Pritchett, Siler & Hardy, P.C., served as the Company's independent public accountants for the fiscal year ended December 31, 1995.

         The Company engaged Pritchett, Siler & Hardy on February 9, 1995 to provide outside accounting and auditing services for the Company related to the 1994 audit. At that time, the Pritchett, Siler & Hardy firm was named Peterson, Siler & Stevenson. It subsequently changed its name to Pritchett, Siler & Hardy, P.C., and that firm continued as the Company's independent accountant until March 24, 1997.

         There were no disagreements between the Company and Pritchett, Siler & Hardy. That firm did, however, include in its Independent Auditors' Report for the 1995 fiscal year an explanatory paragraph with respect to the Company being in the development stage and its having suffered recurring losses which raise substantial doubt about its ability to continue as a going concern.

         The Company's decision to engage Arthur Andersen was approved by the Company's Board of Directors. At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Arthur Andersen as the Company's independent public accountant for the 2000 fiscal year.

    THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF ACCOUNTANT

         Representatives of Arthur Andersen are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

              -----------------------------------------------------


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

              -----------------------------------------------------

                                  ANNUAL REPORT

         Copies of the Company's Annual Report on Form 10-K (including financial statements and financial statement schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company -
Attention: Roger D. Dudley, 1225 Eagle Gate Tower, 60 East South Temple Street, Salt Lake City, Utah 84111. A request for a copy of the Company's Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on August 21, 2000. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

         A Copy of the Company's 1999 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

              -----------------------------------------------------




                              SHAREHOLDER PROPOSALS

         Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2000 Annual Meeting of Shareholders must have been received by the Company by December 31, 1999. No such proposals were received.

         Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2001 Annual Meeting of Shareholders must be received by the Company by December 31, 2000. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is received by December 31, 2000, and determine whether it is a proper proposal to present to the 2001 Annual Meeting.

         The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                                   By Order of the Board of Directors



                                   Thomas A. Murdock, Chief Executive Officer

Salt Lake City, Utah
August 24, 2000

                                   APPENDICES

1.       FORM OF PROXY

PROXY

                                Fonix Corporation
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Murdock and Roger D. Dudley and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned at the Annual Meeting of Shareholders to be held at the San Jose Hilton and Tower, 300 Almaden Boulevard, San Jose, California, 95110, on Thursday September 28, 2000, at 10:00 a.m. E.D.T., or at any adjournment thereof.

1.       Election of Directors.

FOR                      WITHHOLD AS TO ALL            FOR ALL EXCEPT
/  /                         /   /                         /  /

(INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

         Thomas A. Murdock              Roger D. Dudley
         John A. Oberteuffer, Ph.D.     William A. Maasberg, Jr.
         Mark S. Tanner

2. To approve the Board of Directors' selection of Arthur Andersen LLP as the Company's independent public accountant for the fiscal year ending December 31, 2000.

FOR                      AGAINST                              ABSTAIN
/ /                        / /                                  / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign and date this proxy where shown below and return it promptly:


Date:                                          , 2000
Signed:

SIGNATURE(S)


PLEASE SIGN ABOVE EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.